Exhibit 99.1

For Immediate Release Contact: Fred Zinn Drew Industries, 914-428-9098 or Ryan McGrath, Jeff Lambert Lambert, Edwards & Associates 616-233-0500 or rmcgrath@lambert-edwards.com

Drew Industries Presents Webcast of
First Quarter Conference Call on May 5

WHITE PLAINS, NY, April 17, 2008 — Drew Industries Incorporated (NYSE: DW), a White Plains, NY-based manufacturer of components for the recreational vehicle and manufactured housing industries, will release its first quarter 2008 financial results before the market opens on Monday, May 5, 2008.

Drew Industries also will host a conference call on Monday, May 5 at 11 a.m. ET to discuss its results and other business matters. Participation in the question-and-answer session of the call will be limited to institutional investors and analysts. Individual investors and retail brokers are invited to listen via a live webcast of the call on Drew Industries’ website at www.drewindustries.com. Drew Industries will archive the webcast on its website for two weeks after the call.

Participating in the conference call will be:

Leigh Abrams, President and CEO, Drew Industries
Fred Zinn, Executive VP and CFO, Drew Industries
David Webster, President, CEO and Chairman, Kinro, Inc.
Jason Lippert, President, CEO and Chairman, Lippert Components, Inc.

The webcast is also available at www.companyboardroom.com. Institutional investors can access the call via the password-protected event management site, StreetEvents (www.streetevents.com).

About Drew
Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes, including windows, doors, chassis, chassis parts, bath and shower units, and axles. In addition, Drew manufactures slide-out mechanisms for RVs, and trailers primarily for hauling boats. Currently, from 31 factories located throughout the United States, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

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